UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 16, 2007
TransCommunity Financial Corporation
(Exact name of registrant as specified in its charter)
Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4235 INNSLAKE DR - GLEN ALLEN, VA 23060
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (804) 934-9999

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On January 16, 2007, William B. Littreal notified TransCommunity Financial Corporation (the "Company") that he will be resigning as Chief Financial Officer of the Company effective January 26, 2007 in order to take a similar position at a larger, Virginia bank holding company.
As disclosed in Item 8.01 below, the Company has completed the restatement of past financial statements and filed amendments to its Annual Report on Form 10-KSB for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended March 31, 2006. The Company expects to become current with its reporting obligations with respect to outstanding historical financial statements on or before January 31, 2007, including the filing with the Securities and Exchange Commission of the Company's Quarterly Reports on Form 10-Q for the periods ended June 30, 2006 and September 30, 2006.

On January 16, 2007, Lawrence W. Broomall resigned from the Board of Directors of the Company effective immediately.
Mr. Broomall had been a director of the Company since February 2006, and he remains the Chairman of the Board of the Bank of Rockbridge, a wholly owned subsidiary of the Company.

On January 18, 2007, David M. Purcell resigned from the Board of Directors of the Company effective immediately.
Mr. Purcell had been a director of the Company since June 2006, and he remains the Chairman of the Board of the Bank of Louisa, a wholly owned subsidiary of the Company.

Additional information on the resignations of Messrs. Littreal, Broomall and Purcell is disclosed in a press release that the Company issued on January 22, 2007.
A copy of the press release is being filed as an exhibit to this report and is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

On January 22, 2007, the Company issued a press release reporting that it had completed its restatement of past financial statements and filed amendments to its Annual Report on Form 10-KSB for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended March 31, 2006.  A copy of the press release is being filed as an exhibit to this report and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.
(d)

Exhibits.

Exhibits
EX-99.1	Press Release dated January 22, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCommunity Financial Corporation
Date: January 22, 2007	By:	/s/ Bruce B. Nolte
Bruce B. Nolte President & Chief Executive Officer